                                   Exhibit 11

             DELTA COMPUTEC INC. - CALCULATION OF EARNINGS PER SHARE

                                                         Three Months Ended                 Nine Months Ended
                                                              July 31,                          July 31,
                                                       ----------------------             --------------------
                                                       1997              1996             1997            1996
                                                       ----              ----             ----            ----
Primary:

  Continuing Operations                             $     133,220     $    128,084      $  470,097   $      136,985
  Discontinued Operations                                 (22,990)        (694,930)        (22,990)      (1,698,229)
                                                    -------------     ------------      ----------    -------------
  Combined                                          $     110,230     $   (566,846)     $  447,107   $   (1,561,244)
                                                    =============     ============      ==========    =============


Average Common Shares Outstanding                      18,252,050        6,811,575      15,445,896        6,811,575

Dilutive Effect of Stock Options

                                                                -                -               -                -
                                                    -------------     ------------      ----------    -------------

Weighted Average Common Shares Outstanding             18,252,050        6,811,575      15,445,896        6,811,575
                                                    -------------     ------------      ----------    -------------

Earnings (Loss) Per Common and Common
Equivalent Shares:

  Continuing Operations                                    $  .01          $   .02         $   .03        $     .02

  Discontinued Operations                                       -             (.10)              -             (.25)
                                                           ------          -------          ------         --------
  Combined                                                 $  .01          $  (.08)        $   .03        $    (.23)
                                                           ======          =======          =======       =========

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